SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) January 28, 2000
                                                         ----------------



                                  BIOFARM, INC.
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             (Exact name of registrant as specified in its charter)



             Nevada                                0-20317                           88-0270266
---------------------------------                ------------                   -------------------
  (State or other jurisdiction                   (Commission                       (IRS Employer
of incorporation or organization)                File Number)                   Identification No.)



                 1244 Main Street, Linfield, Pennsylvania 19468
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                    (Address of principal executive offices)



        Registrant's telephone number, including area code (610) 495-8413
                                                           --------------



         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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Item 4. Changes in Registrant's Certifying Accountant

     The following insert is contained in the Registrant's Form 10-KSB filing dated January 28, 2000:

"Item 8. Changes in and Disagreements with Accountants on Accounting and
         Financial Disclosure
         -----------------------------------------------------------------------

     During the four year period ended June 30, 1998, the Company's books and records were audited by BDO Seidman LLP. Coincident with the acquisition of Biofarm from Litchfield and the reverse merger effective October 5, 1998, Litchfield appointed BDO Stoy Hayward (London, England) as independent auditors for the Company. The financial statements of the Company for the fiscal year ended October 31, 1998, were audited by BDO Stoy Hayward and the audit report for that period was signed by BDO International (London, England).

     Coincident with the rescission of the transactions with Litchfield effective October 31, 1999, the Company communicated both with BDO Seidman LLP (United States) and BDO Stoy Hayward concerning preparation of the Company's financial statements for the fiscal year ended October 31, 1999. BDO Seidman LLP advised the Company that its new policy was to undertake no public company audits that would involve filings with the Securities and Exchange Commission that did not involve a minimum fee of $50,000; and that, in any event, BDO Seidman LLP had been replaced by BDO Stoy Hayward effective with the October 31, 1998, audit of the Company. BDO Stoy Hayward advised the Company that approximately $50,000 of its October 31, 1998, audit expense had not been discharged by Litchfield and that it could undertake no audit work for the Company at October 31, 1999, without such amount having been discharged. (The Rescission Agreement, dated October 31, 1999, provided in unambiguous terms that the October 31, 1998, amount allegedly due and payable to BDO Stoy Hayward was the obligation of Litchfield.) In addition, BDO Stoy Hayward advised the Company, that, of the four entities contributed to the Company by Litchfield subsequent to October 5, 1998, the following facts applied as of October 31, 1999: (a) Biofarm (Romania), as a private company, was not obligated under Romanian law to conduct an audit at October 31, 1999; (b) Kaster had previously been placed in liquidation by Litchfield, (c) BCJ (name changed to McCalls) had adopted an April 30 fiscal period, and (d) Britten-Norman could be audited at October 31, 1999, provided the outstanding fee of $50,000 was paid by Litchfield. (Litchfield contends that such fee was exhorbitant and that it did not intend to pay the same; and that, in any event, Litchfield would not consent to an audit of the three remaining entities it now owned (as a result of the rescission agreement) at October 31, 1999.)

     By memorandum dated December 19, 1999, the Company advised BDO Seidman LLP (copy to BDO International) of the Company's need to comply with Rule 304(a) of Regulation S-K. The Company requested from BDO Seidman LLP a written response that would satisfy Rule 304(a)(3). Such response has not been received as of the date hereof.

         Accordingly, the Company has retained Asher & Company, Ltd., Philadelphia, Pennsylvania, to audit the books and records of the Company for the fiscal year ended October 31, 1999, and to issue its audit report thereon. Such report and the opinion thereon is included in Part III hereof."

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     Predicated upon all of the foregoing, the Registrant concluded that BDO
International had effectively declined to continue as the Registrant's certifying accountant, that no adverse opinion or disclaimer of opinion or qualification was involved, that thereby the decision to change accountants was approved by the Board of Directors, and that there were no specific disagreements during the two most recent fiscal years preceding such declination on any matters of accounting principles and practices, financial statement disclosure or auditing scope or procedure which, if not resolved, would have caused BDO International to make reference thereto in connection with its report. Although the Registrant itself specifically advised BDO International of the execution of the Rescission Agreement, dated as of October 31, 1999, with Litchfield Continental, Ltd. (a fact of which BDO International was not previously aware), such fact did not impact upon the monetary and non-cooperation problems emanating from Litchfield Continental, Ltd. that cumulatively resulted in the effective declination of BDO International to continue as the Registrant's certifying accountant.

     Immediately subsequent to the execution of the Rescission Agreement, dated as of October 31, 1999, between the Registrant and Litchfield Continental, Ltd., the Registrant communicated with BDO International concerning the need to file the necessary financial statements with its Form 8-K and Form 10-KSB required filing for the fiscal period ended October 31, 1999. BDO International advised the Registrant on December 17, 1999, that an audit as of July 31, 1999, was impractical; that audit problems at October 31, 1999, included the need to retain a local Romanian auditor, the change in the fiscal period of the British insurance subsidiary, and the requirement that all of its remaining outstanding and unpaid invoices from its October 31, 1998, audit be liquidated in full before a new audit could be commenced. On December 19, 1999, the Registrant advised BDO Seidman LLP (copy to BDO International) pursuant to Rule 304(a)(3) of the Registrant's need to file Form 8-K (Item 4 thereof) consistent with Rule 304 of Regulation 8-K. Such advice recited the applicable facts and reminded BDO Seidman LLP of the Registrant's need to comply with the filing requirements of Form 8-K and 10-KSB. The Registrant's advice to BDO Seidman LLP concluded by requesting confirmation of the facts stated therein. The Registrant received no response to such advice.

     Upon concluding that BDO International would not be prepared to audit the Registrant at October 31, 1998, and being confronted with a ninety-day deadline in which to file such October 31, 1998, financial statements, management initiated discussions with Asher & Company, Ltd. on or about January 10, 2000, seeking to retain Asher & Company, Ltd. to audit the Registrant's financial statements for the period ended October 31, 1999. The Registrant consulted with Asher & Company, Ltd. concerning the appropriate accounting treatment of, and application of accounting principles to, the Rescission Agreement, dated as of October 31, 1999, between the Registrant and Litchfield Continental, Ltd., and furnished Asher & Company, Ltd. with specific documentation relating thereto, including similar public accounting treatment of a comparable transaction, a specific legal opinion as to the effect of rescission, and newly discovered evidence of the failure to close the initial transaction between the Registrant and Litchfield Continental, Ltd.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     (Registrant)      Biofarm, Inc.



                                     (Signature)       Allan Esrine
                                                       Vice President - Finance


                                     (Date)            March 16, 2000

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